UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

Telular Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23212	36-3885440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois		60606-6622
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-379-8397

647 N. Lakeview Parkway, Vernon Hills, Illinois 60061
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2007, Telular Corporation announced the hiring of Joseph A. Beatty who will become Chief Financial Officer on or about May 15, 2007. Jeffrey Herrmann, current Chief Financial Officer, will be transitioning to the role Chief Operating Officer on a full-time basis.

Mr. Beatty served from June 2003 to September 2006 as President and CEO of Concourse Communications Group, LLC, a building wireless services provider operating voice and data networks in large, public venues such as airports. The company was sold to Boingo Wireless, Inc. in June 2006. Before that, he worked with Cardinal Growth L.P. on various acquisition projects and also acted as an Interim CFO for Novaxess B.V. Previously, he co-founded and was CFO of Focal Communications Corporation, a competitive local exchange carrier where he raised approximately $800 million in capital to fund the company and successfully led Focal in its initial public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telular Corporation

April 3, 2007	By:	Jeffrey L. Herrmann

Name: Jeffrey L. Herrmann
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer